UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

TEGNA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2021

Dear Fellow Shareholder,

Both Leading Proxy Advisory Firms Cite TEGNA’s Strong Performance in

Recommending Voting FOR ALL TEGNA Nominees on the GOLD Proxy Card

With TEGNA’s 2021 Annual Meeting of Shareholders fast approaching on May 7, we remind you to vote for all 12 of TEGNA’s highly qualified, engaged and diverse directors on the GOLD proxy card TODAY.

Under the oversight and leadership of our Board of Directors and management team, TEGNA is firing on all cylinders as we continue to deliver quality journalism that serves our communities. The continued successful execution of our proven, long-standing five-pillar strategy is delivering significant value to our shareholders, with our shares recently trading at all-time highs and our dividend increasing by 36% beginning in July, implying a 1.9% dividend yield1.

We are proud of our strong track record of delivering excellent financial and operational performance demonstrated by our record preliminary first quarter 2021 results, following record 2020 performance, despite unprecedented challenges due to the global pandemic. We are well positioned for continued growth in 2021 and beyond, which led us to recently increase our 2021 guidance.

Moreover, TEGNA’s Board and management team have been working hard to enhance Diversity, Equity, and Inclusion (DE&I) at all levels of the company. We continue to build on our strong progress to date, while recognizing that, like most companies, we have more work to do.

We are pleased to have received support from both leading independent proxy advisory firms – Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. – which recommended that TEGNA shareholders vote the GOLD proxy card “FOR” all of TEGNA’s director nominees.

In its recommendation, ISS commented2 on TEGNA’s DE&I initiatives, stating:

“… this is not a board that has been caught flatfooted or is reactive regarding issues of diversity and inclusion. The board’s makeup is diverse. The company hired a chief diversity officer in September 2020 who reports directly to CEO Lougee. The board’s committees all revised their charters before early December 2020 to publicly codify that each board committee member has diversity and inclusion oversight responsibilities.”

In its recommendation, Glass Lewis concluded2:

“…we believe the board has demonstrated active and effective oversight of Tegna’s strategic direction, performance and governance, all of which has delivered strong, increasing returns for shareholders to date. Furthermore, we consider the Tegna board is composed of well qualified individuals who provide a diverse and valuable collection of experiences, backgrounds and perspectives across various industries and disciplines which are integral to the Company’s ongoing execution of its strategy and other priorities. We believe the board has adequately refreshed its membership and we expect it will continue to do so as qualified candidates are required and identified to enhance the board’s skill set, diversity and oversight...As such, we believe Tegna shareholders would be best served by voting to re-elect all of the Company’s director nominees.”

We are confident the TEGNA Board has the right alignment of experience, skills and diversity of thought to best oversee the execution of our long-term business strategy and strongly urge shareholders to vote TODAY on the GOLD proxy card to reelect all of TEGNA’s directors.

Your vote is important, no matter how many or how few shares you own. We thank you for your continued support.

Howard D. Elias Chairman of the Board	Dave Lougee President and Chief Executive Officer

Time is short! Please vote your shares by telephone or by Internet TODAY, by following the simple instructions on the GOLD proxy card.

If you have any questions about how to vote your shares,

please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:

1(877) 687-1865 (toll-free from the U.S. and Canada), or

+1(412) 232-3651 (from other countries)

Remember, please do not vote using any white card you may receive from Standard

General. Use only the GOLD proxy card to vote TODAY for all of TEGNA’s highly qualified, engaged and diverse directors.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our nonpolitical advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. TEGNA is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services, Internet service providers or other media.

Important Additional Information

TEGNA has filed a definitive proxy statement and form of GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2021 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2021 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders are able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders are also able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the Company’s website, https://www.tegna.com.

[1]	As of 4/14/21
[2]	Permission to use quotes neither sought nor obtained. Emphasis added.

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